As filed with the Securities and Exchange Commission on September 15, 2004

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
             ------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
             ------------------------------------------------------

                                 VFINANCE, INC.
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------
         Delaware                                         58-1974423
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                      3010 North Military Trail, Suite 300
                            Boca Raton, Florida 33431
                                 (561) 981-1000

                        (Address, including zip code, and
                    telephone number, including area code, of registrant's principal executive offices)

             ------------------------------------------------------

                Individual Employee and Consultant Stock Options

                              (Full Title of Plan)
             ------------------------------------------------------


                               Leonard J. Sokolow
                      President and Chief Executive Officer
                                  vFinance, Inc
                      3010 North Military Trail, Suite 300
                            Boca Raton, Florida 33431
                                 (561) 981-1000

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 with a copy to:
                             Leslie J. Croland, Esq.
                              Edwards & Angell, LLP
                         600 Corporate Drive, Suite 514
                       Fort Lauderdale, Florida 33334-3607
                              (954) 491-8050 (tel.)
                              (954) 351-7175 (fax)
             ------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================
        Title of Each Class             Amount to be        Proposed maximum       Proposed maximum       Amount of
  of Securities to be Registered         registered        offering price per     aggregate offering     registration
                                                               share (1)               price (1)             fee
-----------------------------------------------------------------------------------------------------------------------
    Common Stock,                       8,848,212(2)             $0.19                $1,681,160           $213.00
    $.01 par value per  share.....
=======================================================================================================================

(1) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance with Rule 457(h)(1) based upon the average of the high and low prices of the Registrant's Common Stock reported on the OTC Bulletin Board on September 10, 2004.

(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions.


This Registration Statement shall become effective upon filing with the Commission in accordance with Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (not required to be filed as part of this Registration Statement)


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by the Registrant with the
Commission:

          (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

          (2) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2004 and June 30, 2004, respectively; and

          (3) The description of the Registrant's Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form SB-2/A filed with the Commission on July 27, 2000.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (excluding information furnished in filings made under Items 2.02 or 7.01 of Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be also incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.
           -------------------------

Not applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

Not applicable.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article XII of the Bylaws of vFinance, Inc. (the "Company") provides for indemnification by the Company of its directors, officers and employees.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation provides for such limitation of liability.

The  Company  has   obtained   directors   and  officers   insurance   providing
indemnification for certain of the Company's directors, officers and employees for certain liabilities.

Item 7.    Exemption from Registration Claimed.
           -----------------------------------

Not applicable.


Item 8.    Exhibits.
           --------

A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.    Undertakings.
           ------------

       (a) The Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                of the  Securities  Act of 1933,  as  amended  (the  "Securities
                Act");

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  [remainder of page intentionally left blank]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, vFinance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on this 14th day of September, 2004.

                                 VFINANCE, INC.

                                 By:  /s/  Leonard J. Sokolow
                                      ------------------------------------------
                                      Leonard J. Sokolow
                                      President and Chief Executive Officer



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard J. Sokolow and Mark Kacer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                            Title                             Date
      ---------                            -----                             ----

/s/ Leonard J. Sokolow         Director, President and Chief          September 14, 2004
---------------------------    Executive Officer
Leonard J. Sokolow             (Principal Executive Officer)

/s/ Mark Kacer                 Chief Financial Officer                September 14, 2004
---------------------------    (Principal Financial and Accounting
Mark Kacer                     Officer)

/s/ Timothy E. Mahoney         Director                               September 14, 2004
---------------------------
Timothy E. Mahoney


                                  EXHIBIT INDEX


4.1 Certificate of Incorporation as filed with the Delaware Secretary of State on February 12, 1992 (incorporated by reference to the Company's Registration Statement on Form S-18 filed with the SEC on July 24, 1992).

4.2 Certificate of Renewal and Revival of Certificate of Incorporation as filed with the Delaware Secretary of State on March 15, 1996 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB filed with the SEC on March 30, 2000).

4.3 Certificate of Amendment to the Certificate of Incorporation as filed with the Delaware Secretary of State on April 28, 1999 (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-KSB filed with the SEC on March 30, 2000).

4.4 Certificate of Amendment to Certificate of Incorporation as filed with the Delaware Secretary of State on March 13, 2000 (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-KSB filed with the SEC on March 30, 2000).

4.5 Certificate of Amendment to Certificate of Incorporation as filed with the Delaware Secretary of State on November 28, 2001 (incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-KSB filed with the SEC on April 16, 2002).

4.6 Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-18 filed with the SEC on July 24, 1992).

4.7 Unanimous Written Consents of the Company's Board of Directors, each dated January 24, 1994, amending the Bylaws (incorporated by reference to Exhibits 3.6 and 3.7 to the Company's Annual Report on Form 10-KSB filed with the SEC on March 30, 2000).

*5.1 Opinion of Edwards & Angell, LLP regarding legality of securities being registered. *

23.1   Consent of Sherb & Co., LLP.

23.2 Consent of Edwards & Angell, LLP (included in Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included on signature pages of this Registration Statement).

*Filed herewith.